CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC
                                ACCOUNTING FIRM


     We consent to the  references  to our firm  under the  captions  "Financial
Highlights" in each Prospectus and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information, and to the incorporation by reference in Post-Effective Amendment No. 135 to the Registration Statement (Form N-1A, No. 002-11357) of our report dated October 16, 2007, on the financial statements and financial highlights of Neuberger Berman Equity Income Fund (one of the series constituting Neuberger Berman Equity Funds), included in the August 31, 2007 Annual Report to Shareholders of Neuberger Berman Equity Income Fund.




                                                /s/ Ernst & Young LLP


Boston, Massachusetts
April 22, 2008